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                                                                     EXHIBIT 4.3


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                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of April 23, 2002

                                     BETWEEN

                              SILGAN HOLDINGS INC.

                                       AND

                          BANK ONE TRUST COMPANY, N.A.
  (as successor in interest to THE FIRST NATIONAL BANK OF CHICAGO), as Trustee
                                       TO

                                    INDENTURE

                            Dated as of June 9, 1997

                                     BETWEEN

                              SILGAN HOLDINGS INC.
                 (as successor to SILGAN CORPORATION), as Issuer

                                       AND

                          BANK ONE TRUST COMPANY, N.A.
  (as successor in interest to THE FIRST NATIONAL BANK OF CHICAGO), as Trustee



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               This SECOND SUPPLEMENTAL INDENTURE, dated as of April 23, 2002
(the "Second Supplemental Indenture"), is entered into by and between Silgan Holdings Inc., a Delaware corporation ("Holdings"), and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), a national banking association, as Trustee (the "Trustee").

                                    RECITALS

               WHEREAS, Silgan Corporation, a Delaware corporation (the "Company"), and the Trustee entered into an Indenture, dated as of June 9, 1997 (the "Indenture"), pursuant to which the Company initially issued $300,000,000 in aggregate principal amount of the Debentures (such term and all other defined terms used herein and not otherwise defined herein having the meanings set forth in the Indenture); and

               WHEREAS, the Company, Holdings and the Trustee entered into the First Supplemental Indenture, dated as of June 24, 1997 (the "First Supplemental Indenture"), to provide for the assumption by Holdings of all obligations of the Company under the Debentures and the Indenture;

               WHEREAS, in accordance with Section 2.03 of the Indenture, the Trustee may at any time and from time to time, upon receipt of a Company Order, authenticate for original issue Debentures in the aggregate principal amount specified in such Company Order, provided that certain conditions set forth in
Section 2.03 of the Indenture are satisfied;

               WHEREAS, in accordance with Section 2.03 of the Indenture, subject to Article Four of the Indenture and applicable law, the aggregate principal amount of Debentures which may be authenticated and delivered under the Indenture is unlimited;

               WHEREAS, in accordance with Section 2.15 of the Indenture, Holdings may issue additional Debentures subsequent to the Closing Date, provided that certain conditions set forth in Section 2.15 of the Indenture are satisfied;

               WHEREAS, in accordance with Section 9.01 of the Indenture, Holdings may amend certain terms of the Indenture without the consent of the Holders to make any change that does not materially and adversely affect the rights of any Holder;

               WHEREAS, the Board of Directors has, as evidenced by a Board Resolution, authorized the amendment of the Indenture pursuant to this Second Supplemental Indenture to clarify certain definitions in the Indenture in connection with any issuance of additional Debentures after the Closing Date; and

               WHEREAS, all things necessary to make this Second Supplemental Indenture a valid supplement to the Indenture according to its terms have been done;

               NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

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               For and in consideration of the premises, and of other valuable consideration the sufficiency of which is hereby acknowledged, Holdings covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.1. Amendment to Definitions. Each of the following defined terms in Section 1.01 of the Indenture is amended and restated as follows:

               "Closing Date" means the date on which the initial Debentures were originally issued under the Indenture on June 9, 1997.

               "Debentures" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Debentures" shall include the Debentures initially issued on the Closing Date, any other Debentures authenticated and delivered after the Closing Date under this Indenture and any Registered Debentures to be issued and exchanged for any Debentures pursuant to a Registration Rights Agreement and this Indenture. For purposes of this Indenture, all Debentures shall vote together as one series of Debentures under this Indenture.

               "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 9, 1997, between the Company and Morgan Stanley & Co. Incorporated and any other Registration Rights Agreement executed in connection with the issuance of Debentures after the Closing Date.

               "Registration Statement" means the Registration Statement as defined and described in the relevant Registration Rights Agreement.

                                   ARTICLE II

                                CLOSING DOCUMENTS

               Section 2.1. Documents to Be Given to Trustee. Pursuant to the provisions of Section 11.03 of the Indenture, Holdings will deliver to the Trustee an Opinion of Counsel and an Officers' Certificate, each dated as of April 26, 2002, and each satisfying the provisions of Sections 9.01, 11.03 and
11.04 of the Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

               Section 3.1. Trustee's Acceptance. The Trustee accepts the provisions of this Second Supplemental Indenture upon the terms and conditions set forth in the Indenture;

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provided, however, that the foregoing acceptance shall not make the Trustee responsible in any manner whatsoever for the correctness of recitals or statements by other parties herein.

               Section 3.2. Indenture to Remain in Full Force and Effect. Except as hereby expressly provided, the Indenture, as supplemented and amended by the First Supplemental Indenture and by this Second Supplemental Indenture, is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.

               Section 3.3. Rights, Etc. of Trustee. All recitals in this Second Supplemental Indenture are made by Holdings only and not by the Trustee. All of the provisions contained in the Indenture and in the First Supplemental Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

               Section 3.4. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture made by Holdings shall bind their respective successors and assigns, whether so expressed or not.

               Section 3.5. Notices and Demands on Issuer. Any notice or demand which by any provision of this Second Supplemental Indenture, the First Supplemental Indenture or the Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on Holdings (as successor to the Company) may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein or in the Indenture) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Silgan Holdings Inc., 4 Landmark Square, Suite 400, Stamford, CT 06901, Attention: General Counsel.

               Section 3.6. Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of Trust Indenture Act Section 318(c), the imposed duties shall control.

               Section 3.7. Governing Law. The laws of the State of New York shall govern this Second Supplemental Indenture. The Trustee, Holdings and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Second Supplemental Indenture.

               Section 3.8. Titles, Headings, Etc. The Article and Section headings of this Second Supplemental Indenture are for convenience only and shall not affect the construction hereof.

               Section 3.9. Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               Section 3.10. Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

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               IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the date and year first above written.

                                  SILGAN HOLDINGS INC.


                                  By: /s/ Frank W. Hogan, III
                                      -----------------------
                                      Frank W. Hogan, III
                                      Senior Vice President, General Counsel and
                                      Secretary


                                  BANK ONE TRUST COMPANY, N.A. (as
                                  successor in interest to THE FIRST NATIONAL
                                  BANK OF CHICAGO)


                                  By: /s/ Marty R. Fonti
                                      ------------------
                                      Marty R. Fonti
                                      Vice President